Exhibit 99.1

ROBERTS REALTY INVESTORS, INC.

CONTACT:		FOR IMMEDIATE RELEASE
Charles S. Roberts		August 3, 2011
President

Telephone:	(770) 394-6000
Fax:	(770) 551-5914

ROBERTS REALTY INVESTORS, INC.

ANNOUNCES DATE OF ANNUAL MEETING OF SHAREHOLDERS

ATLANTA, GA — Roberts Realty Investors, Inc. (NYSE Amex: RPI) announces that its annual meeting of shareholders will be held at 10:00 a.m. EDT on Thursday, September 29, 2011, at the Crowne Plaza Ravinia hotel located at 4355 Ashford Dunwoody Road, Atlanta, Georgia.

About Roberts Realty Investors

Roberts Realty Investors, Inc. owns and manages its real estate assets as a self-administered, self-managed equity real estate investment trust (“REIT”) focused on multifamily residential communities.